UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EVO PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1304484
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ten Glenlake Parkway South Tower, Suite 950 Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-224434

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.0001 per share, of EVO Payments, Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of capital stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-224434) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on April 25, 2018, as amended (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 22, 2018

EVO Payments, Inc.

By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Title: Executive Vice President and General Counsel